Exhibit 99.1

** NEWS RELEASE **

HOT TOPIC, INC. REPORTS JANUARY COMP STORE SALES UP 6.0%

CITY of INDUSTRY, CA, February 4, 2009 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) today announced the sales results for its fiscal month of January as well as its fourth quarter and fiscal year (four weeks, thirteen weeks and fifty-two weeks, respectively, ended January 31, 2009). A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
JANUARY:
Hot Topic	35.8	10.5%	8.8%	-4.4%
Torrid	9.0	0.8%	-6.2%	0.8%
Total Co.	44.8	8.4%	6.0%	-3.6%
FOURTH QUARTER:
Hot Topic	198.7	8.2%	6.5%	-7.2%
Torrid	39.3	5.8%	-2.7%	-0.4%
Total Co.	238.0	7.8%	5.2%	-6.3%
FISCAL YEAR:
Hot Topic	606.7	2.8%	1.8%	-5.7%
Torrid	154.3	12.1%	-2.4%	2.5%
Total Co.	761.0	4.5%	1.0%	-4.4%

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss fourth quarter and fiscal year end results, business trends, guidance and other matters is scheduled for March 11, 2009 at 4:30 PM (ET). The conference call number is 800-561-2731, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 45637162, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as the e-space music discovery concept, ShockHound. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a one-stop, genre-spanning music website where people of all ages can purchase MP3s and music merchandise, share their music interests and read music news and editorial content. As of January 31, 2009, the company operated 681 Hot Topic stores in all 50 states and Puerto Rico, 159 Torrid stores, and internet stores www.hottopic.com, www.torrid.com and www.shockhound.com.

In addition to historical information, this news release and the aforementioned prerecorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, the new online music site, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with internet sales, the effect of negative conditions in the global capital and credit markets, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 2, 2008. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA

Jim McGinty, CFO 626-839-4681 x2675

Megan Hall, Investor Relations 626-839-4681 x2173